Exhibit 11.1

Consent of Independent Auditors

We hereby consent to the use in the Annual Report on Form 1-K, of our report dated February 9, 2021 relating to the consolidated financial statements of Zenlabs Holdings Inc. for the years ended September 30, 2020 and 2019, appearing in the form 1-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

DALE MATHESON CARR-HILTON LABONTE LLP

/s/ DMCL

Chartered Professional Accountants
Vancouver, British Columbia
February 9, 2021